Exhibit 99.1
FOR IMMEDIATE RELEASE
ALPHA SECURITY GROUP CORPORATION
ANNOUNCES SEPARATE TRADING OF COMMON STOCK AND WARRANTS
June 12, 2007 — New York, NY — Alpha Security Group Corporation (AMEX: HDS.U) (the “Company”) announced that it has been informed by Maxim Group LLC, the representative of the underwriters of the Company’s initial public offering consummated on March 28, 2007, that commencing with the opening of trading on June 14, 2007, the common stock and warrants included in the Company’s outstanding units will commence separate trading on the American Stock Exchange. Holders of these units may elect to trade the component shares of common stock and warrants separately. Those units not separated will continue to trade on the American Stock Exchange under the symbol HDS.U, and each of the common stock and warrants will trade on the American Stock Exchange under the symbols HDS and HDS.WS, respectively.
About Alpha Security Group Corporation
Alpha Security Group Corporation is a newly organized Business Combination Company™ formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more businesses in the U.S. homeland security or defense industries or a combination thereof.
Forward-Looking Statements
Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined by the United States Private Securities Litigation Reform Act of 1995. Any such forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations such as material adverse events affecting the Company, the ability of the Company to complete a business combination and those other risks and uncertainties detailed in the Company’s Form S-1 Registration Statement (File No. 333-127999) filed with the Securities and Exchange Commission and declared effective on March 23, 2007.
Contact Information:
Steven M. Wasserman
Chief Executive Officer and President
Tel: (212) 877-1588